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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


Board of Directors
Airborne, Inc.
Seattle, Washington


We consent to the incorporation by reference in Registration Statement Nos. 33-3713, 33-39720, 33-51651, 33-58905, 333-55687 and 333-83052 of Airborne, Inc.
and subsidiaries on Form S-8 of our report dated February 22, 2002 (March 15, 2002 as to Note R (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the Company's method of accounting for major engine overhaul costs)), included in this Annual Report on Form 10-K of Airborne, Inc. and subsidiaries for the year ended December 31, 2001.



                                                    /s/ Deloitte & Touche LLP
                                                    ----------------------------
                                                    DELOITTE & TOUCHE LLP


Seattle, Washington
March 15, 2002